UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2020

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
130 King Street West, Suite 300
Toronto, Ontario M5X 1E1
(Address of principal executive offices, including Zip Code)
(905) 845-6511
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Restaurant Brands International Inc. (“RBI”), was notified by Alexandre Van Damme on April 24, 2020 and by Marc Caira on April 27, 2020, that each had decided not to stand for re-election
to the Board of Directors (the “Board”) of RBI. As a result, their service on the Board and, for Mr. Van Damme, the Nominating and Corporate Governance Committee, will terminate effective June 10, 2020, which is the date of the Annual Meeting of the Shareholders of RBI. In addition, RBI has agreed to engage Mr. Caira as a consultant under a three-year agreement commencing July 1, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Jill Granat
Name:	Jill Granat
Title:	General Counsel
Date: April 29, 2020